Institutional Capital - 1
                                            Exhibit Exhibit n(i) Under Form N-1A
                                               Exhibit 99 Under Item 601/Reg S-K
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                   Institutional Capital Shares exhibit To
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                             Multiple Class Plan

1.    SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Institutional Capital Shares will consist of sales by financial intermediaries who will receive a shareholder service fee paid by Federated Shareholder Services Co. In connection with this arrangement, Institutional Capital Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Institutional Capital
                       Shares
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Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              None
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Institutional Capital Shares as described in Section 3 of the Plan

2.    CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Institutional Capital Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange Rights:   Institutional Capital Shares may be exchanged for
                   Institutional Capital Shares of any other Fund.
                   Additionally, Institutional Capital Shares issued in exchange for Class A Shares or Class F Shares may be exchanged back into Class A Shares or Class F Shares, respectively.
In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.


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                              Schedule of Funds
                    Offering Institutional Capital Shares
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The Funds set forth on this Schedule each offer Institutional Capital Shares on the terms set forth in the Institutional Capital Shares Exhibit to the Multiple Class Plan, in each case as indicated below.

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    Multiple Class Company                  Series               12b-1
                                                                   Plan
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Money Market Obligations Trust Municipal Obligations Fund        None
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                               Prime Cash Obligations Fund       None
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                               Prime Value Obligations Fund      None
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                               Treasury Obligations Fund         None
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